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PR Contacts:                               Investor Relations Contact:
Charlotte Penner or                                Nathaniel Wallace
Kristan De La Rosa                                 Manugistics, Inc.
Manugistics, Inc.                                  301-984-5059
301-984-5000



FOR IMMEDIATE RELEASE


                       MANUGISTICS COMPLETES ACQUISITION
                              OF PROMIRA SOFTWARE

         ROCKVILLE, MD., FEBRUARY 13, 1998 -- Manugistics, Inc. (Nasdaq: MANU), the world's most recognized name in supply chain management, today announced that it has completed the acquisition of ProMIRA Software Inc., the leading provider of supply chain planning tools for manufacturers of complex products, headquartered in Ottawa, Canada. Announced in a previous press release, the acquisition combines Manugistics' strengths in demand planning, complex distribution, constraint-based supply chain optimization, and manufacturing scheduling with ProMIRA's optimized material and capacity planning and real-time order promising capabilities for complex products in industries such as high-technology, electronics, and motor vehicles and parts.

         A solution that combines Manugistics5 and ProMIRA's REFLEX and
SupplyNET products and SmartBill technology is available immediately.
Manugistics will provide an integrated solution in the next release of Manugistics5, presently targeted for this summer. ProMIRA's algorithms and functional capabilities are scheduled to be embedded into Manugistics Supply Chain Architecture(TM) later this year, creating more robust, flexible automated business process modeling for discrete manufacturing.
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MANUGISTICS COMPLETES PROMIRA ACQUISITION                                 PAGE 2

         ProMIRA has been providing supply chain planning software for manufacturers of complex products since 1992. ProMIRA helps clients realize dramatic improvements in competitiveness and return on assets, typically in two months. ProMIRA's solutions are used by industry-leading companies such as Alcatel, Compaq, Digital, Harris, Hewlett-Packard, Mitel, NCR, Newbridge Networks, Northern Telecom, Rockwell, and Zenith.

         Manugistics is the world's most recognized name in supply chain management. Used by over 560 companies around the world, Manugistics' synchronized supply chain management(TM) solution assists managers in making the right decisions involving product demand, supply, manufacturing scheduling, and transportation. Through its advanced technology and an aggressive partnership strategy, Manugistics provides a single view of the supply chain that connects decision makers not only across an enterprise, but also among enterprises. Headquartered in Rockville, Md., Manugistics has been providing innovative supply chain management solutions to clients for more than a decade.

FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements that involve risks and uncertainties. The success of the acquisition and future operating results of the combination of Manugistics and ProMIRA may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with acquisition, such as the potential difficulties in the assimilation of operations, strategies, technologies and products of the acquired company the risk of loss of key personnel of the acquired company; diversion of management attention from other business concerns; risks of entering new markets and risk associated with ProMIRA's business, including the risk of variations in operating results, current and expected additional competition; and the need to continue to

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MANUGISTICS COMPLETES PROMIRA ACQUISITION                                 PAGE 3



expand product distribution, particularly internationally. For further information, please refer to the Company's S-3 Registration Statement, Form 10-Q dated November 30, 1997, or other reports filed with the Securities and Exchange Commission which are publicly available, copies of which may also be obtained by contacting the Company's Investor Relations department at 301-984-5409.

                                     # # #

Manugistics, the Manugistics logo, and working as one are registered trademarks and synchronized supply chain management and Manugistics Supply Chain Architecture are trademarks of Manugistics, Inc.

Additional information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com